UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report: (Date of earliest event reported): December 8, 2006 (December 6, 2006)
INX Inc.
(Exact name of registrant as specified in its charter)

Delaware (State of Incorporation)	1-31949 (Commission file number)	76-0515249 (I.R.S. Employer Identification No.)
6401 Southwest Freeway
Houston, Texas 77074
(Address of Registrant’s principal executive offices)
(713) 795-2000
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 9.01 Financial Statements and Exhibits
EXHIBIT INDEX
Form of Change in Control Retention Agreement

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On December 6, 2006, INX Inc. (the “Company”) entered into a Change in Control Retention Agreement (the “Agreements”) with certain executives of the Company, including Paul Klotz and Brian Fontana (the “Executives”). The Agreements are effective for terms of 15 months starting on December 6, 2006 and provide that, in the event that there is a change in control of the Company as defined in the Agreements, each Executive would receive a cash payment linked to the price per share achieved in such change in control transaction, assuming such Executive is in the employ of the Company on the date that the change in control occurs except as provided for in the Agreement. If any payment received by an Executive would be subject to excise tax under Section 4999 of the Internal Revenue Code, or any similar excise tax, such Executive would receive a gross-up payment for the excise tax. A copy of the form of the Agreements between the Company and Brian Fontana, Paul Klotz and certain other executives of the Company, respectively, is attached hereto as Exhibit 10.1 and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits
     (d) Exhibits

Exhibit Number	Description

10.1	Form of Change in Control Retention Agreement
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 8, 2006	INX INC.
	By:	/s/ Brian Fontana
Brian Fontana
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Form of Change in Control Retention Agreement